                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): July 30, 2003

                             FLEMING COMPANIES, INC.

             (Exact name of Registrant as specified in its charter)

        OKLAHOMA                        1-8140                 48-0222760
(State of incorporation or     (Commission file number)     (I.R.S. employer
      organization)                                      identification number)

                              1945 LAKEPOINTE DRIVE

             LEWISVILLE, TEXAS                                  75057
  (Address of principal executive offices)                    (Zip code)

       Registrant's telephone number, including area code: (972) 906-8000


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         Fleming Companies, Inc. announced on July 30, 2003 that the company received no qualifying bids to compete with the offer submitted by C&S Acquisition LLC (an affiliate of C&S Wholesale Grocery) to acquire the company's wholesale grocery business. As a result, no auction for the wholesale grocery business was held on July 31, 2003. During a hearing scheduled for August 4, 2003 (continued, in part, until August 7, 2003) with the U.S. Bankruptcy Court in Delaware, the company will seek approval of the sale of its wholesale grocery business pursuant to the terms of the asset purchase agreement with C&S Acquisition LLC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL

         INFORMATION AND EXHIBITS.

         Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to have been furnished pursuant to Item 9 hereof and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

         (c)      EXHIBITS

         EXHIBIT

         NUMBER   DESCRIPTION
         ------   -----------

         99.1     Press release dated July 30, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

         On July 30, 2003, the company issued a press release announcing the matters referenced in Item 5 hereof. A copy of such press release is furnished as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein are deemed to have been furnished pursuant to this Item 9 and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FLEMING COMPANIES, INC.

Date:  August 1, 2003

                                                By: /s/ REBECCA A. ROOF
                                                Rebecca A. Roof
                                                Interim Chief Financial Officer


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                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER       DESCRIPTION
     -------      -----------
      99.1        Press release dated July 30, 2003.


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